EXHIBIT 99.19

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of June 23, 2011 (this “Agreement”), is made and entered into by and among Lightning Gaming, Inc., a Nevada corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Investors attached hereto as Schedule A (which persons and entities are collectively referred to as “Investors” and each individually as an “Investor”).

RECITALS

WHEREAS, the Investors are holders of shares of the Company’s Series A Nonvoting Capital Stock, par value $0.001 per share (“Nonvoting Stock”), in the amounts set forth opposite each Investor’s name on Schedule A hereto; and

WHEREAS, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to (i) exchange shares of the Investors’ Nonvoting Stock for shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) cause the Company to register shares of Common Stock held by the Investors, and (iii) participate in future equity offerings by the Company, and shall also govern certain other matters as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions.  For purposes of this Agreement:

1.1           “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Common Stock” shall have the meaning set forth in the preamble of this Agreement.

1.4           “Common Stock Equivalents” means all options, warrants, convertible notes, convertible securities (including, without limitation, convertible preferred stock), and any other securities, obligations, agreements or rights which are exercisable for, convertible into, or exchangeable for, shares of Common Stock.

1.5           “Covered Securities” means Voting Securities or Nonvoting Securities.

1.6           “Covered Transaction” means a sale by the Company of Covered Securities for cash, other than in any of the following transactions:

(a)           a merger or acquisition approved by the Board, the primary purpose of which is not to raise equity capital;

(b)           a public offering pursuant to an effective registration statement under the Securities Act;

(c)           a debt financing, equipment leasing or real property leasing transaction;

(d)           a strategic, joint venture, marketing, distribution, technology-sharing or similar agreement that is approved by the Board, the primary purpose of which is not to raise equity capital; or

(e)           pursuant to an equity incentive plan or arrangement, approved by the Board, for any employees, officers, directors, agents, consultants or advisors.

1.7           “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company (including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) of the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8           “Deemed Liquidation Event” means (a) any sale, conveyance, disposition, lease, exclusive license or other transfer or disposition of all or substantially all of the assets of the Company or an Affiliate of the Company, or (b) a transaction or series of transactions, including, without limitation, by merger or consolidation, in which the direct or indirect holders of the outstanding shares of capital stock of the Company or an Affiliate of the Company immediately prior to such transaction or transactions own, immediately thereafter, shares of the capital stock representing less than 50% of the voting power of the entity surviving such transaction or transactions.

1.9           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10           “Exchange Rights” means the rights of the Investors to exchange shares of Nonvoting Stock for shares of Common Stock as set forth in Article 2 of this Agreement.

1.11           “Exchange Time” has the meaning set forth in Section 2.4(a) of this Agreement.

1.12           “Election Notification” means written notification by an Investor to the Company of its election to exercise its preemptive rights under Section 4.1(a) or Section 4.1(b) of this Agreement (as applicable).

1.13           “Free Writing Prospectus” means a free-writing prospectus, as defined in SEC Rule 405.

1.14           “Gaming Approvals” means any and all approvals, authorizations, permits, consents, rulings, orders or directives of any Gaming Authority (a) necessary to enable the Company or any of its Affiliates to engage in or otherwise continue to conduct its business substantially as is presently conducted or contemplated to be conducted, (b) required by any Gaming Authority or under any Gaming Law, or (c) necessary to accomplish the transactions contemplated by this Agreement.

1.15           “Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over the Company and its Affiliates that are empowered to approve or grant licenses or other rights with respect to (a) the manufacture, distribution, marketing and sale or use of gaming machines, (b) gaming, wagering, lotteries or similar activities, or (c) business activities similar to the activities described in clauses (a) and (b).

1.16           “Gaming Laws” means all applicable provisions of all constitutions, treaties, statutes or laws governing (a) the manufacture, distribution, marketing and sale or use of gaming machines, (b) gaming, wagering, lotteries or similar activities, or (c) business activities similar to the activities described in clauses (a) and (b), and (d) rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over activities conducted by the Company or any of its Affiliates within such Gaming Authority’s jurisdiction.

1.17           “Gaming Noncompliance” means the noncompliance of any one or more provisions of this Agreement (including, without limitation, the provisions of Article 2, Article 3 and Article 4) with any Gaming Laws, including, without limitation, if any provision of this Agreement (a) exceeds any share ownership limits set by the Gaming Laws, or (b) requires any approvals, authorizations, permits, consents, rulings, orders, directives or other requirements by or on behalf of the Company or an Investor that are substantially more burdensome on the such party than the approvals, authorizations, permits, consents, rulings, orders, directives or other requirements of any Gaming Laws in effect as of the date of this Agreement.

1.18           “Greenebaum LLC” has the meaning set forth in Section 5.3 of this Agreement.

1.19           “Greenebaum Trust” has the meaning set forth in Section 5.3 of this Agreement.

1.20           “Holder” means any holder of Registrable Securities who is a party to this Agreement (or an Affiliate of such holder).

1.21           “Non-Common Capital Stock” means shares of the capital stock of the Company other than Common Stock, including, without limitation, classes or series of capital stock hereinafter designated and issued.

1.22           “Non-Common Capital Stock Equivalents” means options, warrants, convertible notes and any other securities, obligations, agreements or rights which are exercisable for, convertible into, or exchangeable for, Non-Common Capital Stock.

1.23           “Nonvoting Exchange Price” for a share of Nonvoting Stock means initially the Nonvoting Original Issue Price, as adjusted pursuant to Article 2 of this Agreement.

1.24           “Nonvoting Original Issue Date” means the date on which the first share of Nonvoting Stock was issued to an Investor.

1.25           “Nonvoting Original Issue Price” for a share of Nonvoting Stock means the dollar amount set forth opposite the applicable shares of Nonvoting Stock on Schedule A hereto under the heading “Nonvoting Original Issue Price.”

1.26           “Nonvoting Stock” has the meaning set forth in the recitals of this Agreement.

1.27           “Nonvoting Securities” means Nonvoting Stock, Nonvoting Stock Equivalents or shares of Non-Common Capital Stock with limited voting rights or powers.

1.28           “Nonvoting Stock Equivalents” means all options, warrants, convertible notes, convertible stock (including, without limitation, convertible preferred stock), and any other securities, obligations, agreements or rights which are exercisable for, convertible into, or exchangeable for, shares of Nonvoting Stock or shares of Non-Common Capital Stock with limited voting rights or powers.

1.29           “Notice Date” means the date of the Company’s delivery of a Preemptive Rights Notice to an Investor.

1.30           “Outstanding Stock” means the aggregate of the following calculated on a fully-diluted basis:  (a) all issued and outstanding shares of Common Stock, (b) all issued and outstanding shares of Non-Common Capital Stock, and (c) all Stock Equivalents.

1.31           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.32           “Preemptive Rights Notice” shall have the meaning set forth in Section 4.1 of this Agreement.

1.33           “Registrable Securities” means any of the following held by an Investor, regardless of when acquired by such Investor: (a) Common Stock, (b) Common Stock issuable or issued upon exchange of Nonvoting Stock, (c) Common Stock issued or issuable (directly or indirectly) upon exchange, conversion and/or exercise of Common Stock Equivalents or any other securities of the Company, and (d) Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) and (b) above; excluding in all cases, however, any shares for which registration rights have terminated pursuant to Section 3.9 of this Agreement.

1.34           “Registration Notice” has the meaning set forth in Section 3.1(a)(i) of this Agreement.

1.35           “Registration Request” has the meaning set forth in Section 3.1(a)(ii) of this Agreement.

1.36           “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.8(b) of this Agreement.

1.37           “SEC” means the Securities and Exchange Commission.

1.38           “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.39           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.40           “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3.5 of this Agreement.

1.41           “Selling Holder Counsel” shall have the meaning set forth in Section 3.5 of this Agreement.

1.42           “Stock Equivalents” means (a) Nonvoting Stock Equivalents, (b) Common Stock Equivalents, and (c) Non-Common Capital Stock Equivalents.

1.43           “Voting Securities” means (a) Common Stock, (b) Common Stock Equivalents, (c) Non-Common Capital Stock without any limitations on voting rights or powers, and (d) Non-Common Capital Stock Equivalents without any limitations on voting rights or powers.

2.           Exchange Rights.  Each Investor shall have Exchange Rights as follows:

2.1           Right to Exchange.  Upon (x) any registration initiated by the Company under Section 3.1 of this Agreement, and (y) provision by an Investor to the Company of a Registration Request for the inclusion of Registrable Securities in such registration as set forth in Section 3.1(a)(ii) of this Agreement, each share of Nonvoting Stock included by such Investor in the Registrable Securities specified in such Registration Request shall, without the payment of additional consideration by such Investor, be exchanged for such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Nonvoting Original Issue Price by the Nonvoting Exchange Price in effect at the Exchange Time without further action on the part of the Company or such Investor.  The initial Nonvoting Exchange Price, and the rate at which shares of Nonvoting Stock are exchanged for shares of Common Stock, shall be subject to adjustment as provided in this Article 2.

2.2           Duration of Exchange Rights.  The Exchange Rights shall apply to all shares of Nonvoting Stock held by an Investor, whether now owned or subsequently acquired, and shall continue for so long as such Investor holds any shares of Nonvoting Stock.  Notwithstanding the foregoing, in the event of a liquidation, dissolution or winding up of the Company, the Exchange Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to an Investor.

2.3           Fractional Shares.  No fractional shares of Common Stock shall be issued upon an exchange by an Investor of any Nonvoting Stock.  In lieu of any fractional shares to which such Investor would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board.  Whether or not fractional shares would be issuable upon such exchange shall be determined on the basis of the total number of shares of Nonvoting Stock such Investor is at the time exchanging for Common Stock and the aggregate number of shares of Common Stock issuable upon such exchange.

2.4           Mechanics of Exchange.

(a)           Exchange Time.  An exchange pursuant to this Article 2 shall become effective immediately prior to the effectiveness of a registration effected by the Company and governed by Article 3 of this Agreement (the “Exchange Time”).

(b)           Stock Certificates.

(i)           Upon an exchange of Nonvoting Stock pursuant to this Article 2, each Investor shall, as soon as is reasonably practicable, surrender the certificate or certificates for exchanged shares of Nonvoting Stock (or, if such Investor alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) at (A) the office of the transfer agent for Nonvoting Stock, or (B) if the Company serves as its own transfer agent, at the principal office of the Company.  If required by the Company, certificates surrendered for exchange shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Investor or the Investor’s attorney duly authorized in writing.

(ii)           The Company shall, as soon as is practicable after the Exchange Time, (A) issue and deliver to such Investor, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such exchange in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Nonvoting Stock represented by the surrendered certificate that were not exchanged for Common Stock, (B) pay in cash such amount as provided in Section 2.3 of this Agreement in lieu of any fraction of a share of Common Stock otherwise issuable upon such exchange, and (C) pay all declared but unpaid dividends on the shares of Nonvoting Stock exchanged.  The shares of Common Stock issuable upon such exchange of the shares represented by such certificate shall be deemed to be outstanding of record as of the Exchange Time.

(c)           Reservation of Shares.  The Company shall at all times when Nonvoting Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the exchange of Nonvoting Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding Nonvoting Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exchange of all then outstanding shares of Nonvoting Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company’s Articles of Incorporation.

(d)           Effect of Exchange.  All shares of Nonvoting Stock which shall have been exchanged as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Exchange Time, except only the right of an Investor to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such exchange as provided in Section 2.3 of this Agreement and to receive payment of any dividends declared but unpaid thereon.  Any shares of Nonvoting Stock so exchanged shall be retired and cancelled and may not be reissued as shares of Nonvoting Stock, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Nonvoting Stock accordingly.

(e)           No Further Adjustment.  Upon any exchange pursuant to this Article 2, no adjustment to the Nonvoting Exchange Price shall be made for any declared but unpaid dividends on Nonvoting Stock surrendered for exchange or on the Common Stock delivered upon exchange.

(f)           Taxes.  The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon an exchange of shares of Nonvoting Stock pursuant to this Article 2.  The Company shall not, however, be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Nonvoting Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such taxes or has established, to the satisfaction of the Company, that such taxes have been paid.

2.5           Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Nonvoting Original Issue Date effect a subdivision of the outstanding Common Stock, the Nonvoting Exchange Price in effect immediately before such subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable upon exchange of each share of such Nonvoting Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Company shall at any time or from time to time after the Nonvoting Original Issue Date combine the outstanding shares of Common Stock, the Nonvoting Exchange Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable upon exchange of each share of such Nonvoting Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this Section 2.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.6           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the Nonvoting Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Nonvoting Exchange Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Nonvoting Exchange Price then in effect by a fraction:

(a)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(b)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (x) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Nonvoting Exchange Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Nonvoting Exchange Price shall be adjusted pursuant to this Section 2.6 as of the time of actual payment of such dividends or distributions, and (y) no such adjustment shall be made if an Investor simultaneously receives a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as such Investor would have received if all outstanding shares of Nonvoting Stock had been exchanged for Common Stock on the date of such event.

2.7           Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Nonvoting Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event each Investor shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as such Investor would have received if all outstanding shares of Nonvoting Stock had been exchanged for Common Stock on the date of such event.

2.8           Adjustment for Merger or Reorganization, etc.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which Common Stock (but not Nonvoting Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Nonvoting Stock shall thereafter be exchangeable in lieu of the Common Stock for which it was exchangeable prior to such event for the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon exchange of one share of Nonvoting Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Article 2 with respect to the rights and interests thereafter of an Investor, to the end that the provisions set forth in this Article 2 (including provisions with respect to changes in and other adjustments of the Nonvoting Exchange Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exchange of Nonvoting Stock.

2.9           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Nonvoting Exchange Price pursuant to this Article 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Investor a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which Nonvoting Stock is exchangeable) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of an Investor (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such Investor a certificate setting forth (a) the Nonvoting Exchange Price then in effect, and (b) the number of shares of Common Stock and the amount (if any) of other securities, cash or property which then would be received upon the exchange of Nonvoting Stock.

2.10           Further Assurances.  The Company hereby designates and appoints each of the Investors, and each such Investor’s duly authorized officers and agents, as the Company’s agent and attorney-in-fact for the limited and sole purpose of acting for and on behalf of the Company to execute and file any documents and to do any other lawfully permitted acts to effect an exchange as set forth in this Article 2 with the same legal force and effect as if executed by the Company (it being acknowledged that such appointment is irrevocable and a power coupled with an interest).  Nothing in this Section 2.10, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.           Registration Rights.  The Company covenants and agrees as follows:

3.1           Piggy-Back Registration Rights.

(a)           Notice of Registration.  If at any time the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities, whether or not for its own account, other than any registration relating to employee benefit plans or a registration statement effected on Form S-4 (or a successor registration form to Form S-4 under the Securities Act subsequently adopted by the SEC) with respect to the issuance of shares of Common Stock to the holders of capital stock of an acquisition target, the Company shall:

(i)           provide to all Holders written notice thereof (each, a “Registration Notice”) at least eighty (80) days prior to the filing of the registration statement by the Company in connection with such registration;

(ii)           include in the registration specified by such Registration Notice, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder (a “Registration Request”) received by the Company within twenty (20) days after the Company delivers the applicable Registration Notice, subject to the provisions of Section 3.2 of this Agreement; and

(iii)           bear the expenses (other than Selling Expenses) of such registration in accordance with Section 3.5 of this Agreement.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.1 whether or not any Holder has elected to include Registrable Securities in such registration.

3.2           Underwriting Requirements.  The right of Holders to registration pursuant to this Article 3 shall be conditioned upon the participation by such Holders in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities in such underwriting to the extent provided in this Agreement.  Each Holder shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter.  Notwithstanding any other provision of this Article 3, if the managing underwriter determines in its reasonable discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration prior to reducing the number of shares to be included by the Company.

3.3           Obligations of the Company.

(a)           When required under this Article 3 to effect the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred and twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(ii)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(iii)           furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(iv)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(vi)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(viii)           promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(ix)           take all reasonable actions to ensure that any prospectus or Free Writing Prospectus utilized in connection with any registration effected pursuant to this Article 3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(x)           use all reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and, in the event of such issuance, the Company shall immediately notify the Holders of Registrable Securities covered by such registration statement of the receipt by the Company of such notification and shall use all reasonable efforts promptly to obtain the withdrawal of such order, and, in the event of the withdrawal of such order, the Company shall immediately notify such Holders thereof;

(xi)           use its commercially reasonable efforts to obtain one or more “cold comfort” letters, dated the effective date of the related registration statement, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the Holders holding a majority of the Registrable Securities being sold reasonably request;

(xii)           use its commercially reasonable efforts to provide, at the request of any Holder participating in such registration, on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(xiii)           if (A) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third (3rd) anniversary of the initial effective date of the shelf registration statement, and (B) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three (3) year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(xiv)           notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(xv)           after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(xvi)           notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus or Free Writing Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus or Free Writing Prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(b)           If any registration statement filed pursuant to this Article 3 refers to any Holder by name or otherwise as the holder of any securities of the Company and, if in such Holder’s reasonable judgment, such Holder is or might be deemed to be an underwriter or a controlling person of the Company, such Holder shall have the right to (i) require the insertion therein of language, in form and substance reasonably satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, require the deletion of the reference to such Holder; provided, however, that with respect to this clause (ii), if requested by the Company, such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

3.4           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.5           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Article 3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company.  All Selling Expenses relating to Registrable Securities registered pursuant to this Article 3 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

3.6           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 3.

3.7           Indemnification.  If any Registrable Securities are included in a registration statement under this Article 3:

(a)           To the maximum extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)           Each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement filed pursuant to this Article 3, each Person (if any), who controls the Company within the meaning of the Securities Act; legal counsel and accountants for the Company; any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement; and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.7(b) of this Agreement shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 3.7(b) and Section 3.7(d) of this Agreement exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 3.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.7, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 3.7(d), when combined with the amounts paid or payable by such Holder pursuant to Section 3.7(b) of this Agreement, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)           Unless otherwise superseded by an underwriting agreement entered into in connection with a registration of Registrable Securities made under this Article 3, the obligations of the Company and Holders under this Section 3.7 shall survive the completion of any offering of Registrable Securities in a registration under this Article 3, and otherwise shall survive the termination of this Agreement.

3.8           Restrictions on Transfer.

(a)           The Investors shall not sell, pledge, or otherwise transfer any shares of Nonvoting Stock or Registrable Securities, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Nonvoting Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)           Each certificate or instrument representing (i)  Nonvoting Stock, (ii) Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 3.8(c) of this Agreement) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 3.8.

(c)           The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Article 3.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144, or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, however, that each transferee agrees in writing to be subject to the terms of this Section 3.8.  Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.8(b) of this Agreement, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)           Notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, waive the restrictions on transfer contained in this Section 3.8.

3.9           Termination of Registration Rights.  The registration rights of any Holder to pursuant to this Article 3 shall terminate upon the earliest to occur of (a) the date on which all Registrable Securities held by such Holder may be sold in a single three (3) month period under Rule 144 under the Securities Act, or (b) the tenth (10th) anniversary of the date of this Agreement.

4.           Preemptive Rights.

4.1           Right of First Offer.  From and after the Closing, and subject to the terms and conditions specified herein, each of the Investors shall have preemptive rights with respect to future issuances by the Company of Covered Securities in a Covered Transaction.  Each time the Company proposes to issue any Covered Securities in a Covered Transaction, the Company will deliver written notice (a “Preemptive Rights Notice”) to each of the Investors at least seventy (70) days prior to any such issuance of Covered Securities stating the Company’s intention to sell such Covered Securities, the amount and type of Covered Securities to be sold, the price, terms and conditions of the proposed sale (including the identity of the proposed purchaser), and the manner of sale.  If the Covered Securities described in a Preemptive Rights Notice consist of Nonvoting Securities, then each of the Investors shall have the preemptive rights specified in Section 4.1(a) of this Agreement.  If the Covered Securities described in a Preemptive Rights Notice consist of Voting Securities, then each of the Investors shall have the preemptive rights specified in Section 4.1(b) of this Agreement.

(a)           By Election Notification that must be received by the Company within ten (10) days after the Notice Date, each Investor may elect to purchase, at the price and on the terms and conditions specified in the applicable Preemptive Rights Notice, up to that amount of Nonvoting Securities that, after giving effect to such purchase and to the Company’s sale of the entire amount of the Nonvoting Securities described in such Preemptive Rights Notice, would result in such electing Investor’s aggregate percentage ownership of Outstanding Stock, calculated on a fully-diluted basis, being equal to the percentage that (i) the aggregate number of shares of Outstanding Stock held of record by such electing Investor calculated on a fully-diluted basis as of the Notice Date, bears to (ii) the total number of shares of Outstanding Stock calculated on a fully-diluted basis as of the Notice Date.  Each such electing Investor shall deliver to the Company, not later than five (5) days after timely delivery of the Election Notification, cash payment for the Nonvoting Securities it is purchasing pursuant to this Section 4.1(a).

(b)           By Election Notification that must be received by the Company within ten (10) days after the Notice Date, each Investor may elect to purchase, at the price and on the terms and conditions specified in the applicable Preemptive Rights Notice, up to that amount of Nonvoting Securities that, after giving effect to such purchase and to the Company’s sale of the entire amount of the Voting Securities described in such Preemptive Rights Notice, would result in such electing Investor’s aggregate percentage ownership of Outstanding Stock, calculated on a fully-diluted basis, being equal to the percentage that (i) the aggregate number of shares of Outstanding Stock held of record by such electing Investor calculated on a fully-diluted basis as of the Notice Date, bears to (ii) the total number of shares of Outstanding Stock calculated on a fully-diluted basis as of the Notice Date.  The type of Nonvoting Securities that each such electing Investor may purchase under this Section 4.1(b) shall correspond to the type of Voting Securities specified in the applicable Preemptive Rights Notice, such that (1) if the Company proposes to sell Common Stock or Non-Common Capital Stock in a Covered Transaction governed by this Section, then such electing Investor may purchase Nonvoting Stock, and (2) if the Company proposes to sell Common Stock Equivalents or Non-Common Stock Equivalents in a Covered Transaction governed by this Section, then such electing Investor may purchase Nonvoting Stock Equivalents; in any event, the price, terms and conditions applicable to such electing Investor’s purchase shall be the same as those specified in the Preemptive Rights Notice (except, where applicable, for the substitution of Nonvoting Securities for Voting Securities).  Such electing Investor shall deliver to the Company, not later than five (5) days after timely delivery of the Election Notification, cash payment (or other payment if agreed by such electing Investor and the Company) for the Nonvoting Securities it is purchasing pursuant to this Section 4.1(b).

4.2           Calculation of Stock Equivalents.  All calculations of fully-diluted amounts under Section 4.1 of this Agreement shall assume the full exercise, conversion or exchange (as the case may be) of all outstanding Stock Equivalents, regardless of whether such Stock Equivalents are exercisable or convertible as of the calculation date.

4.3           Failure to Exercise or Expiration of Preemptive Rights.

(a)           If an Investor has preemptive rights under Section 4.1(a) of this Agreement, then within two (2) days after the exercise or expiration of such rights (as the case may be), the Company may sell any remaining Nonvoting Securities that were the subject of the Preemptive Rights Notice to the proposed purchasers specified in such Preemptive Rights Notice at a price not less than, and on terms and conditions not more favorable to such purchasers than, the price, terms and conditions specified in such Preemptive Rights Notice.

(b)           If an Investor has preemptive rights under Section 4.1(b) of this Agreement, then within two (2) days after the exercise or expiration of such rights (as the case may be), the Company may sell any remaining Voting Securities that were the subject of the Preemptive Rights Notice to the proposed purchasers specified in such Preemptive Rights Notice at a price not less than, and on terms and conditions not more favorable to such purchasers than, the price, terms and conditions specified in such Preemptive Rights Notice.

4.4           No Subsequent Waiver.  An Investor’s failure to exercise its preemptive rights pursuant to this Article 4 with respect to any sale of Covered Securities by the Company shall not constitute a waiver of such rights with respect to subsequent sales of Covered Securities by the Company.

4.5           Termination of Preemptive Rights.  Each Investor’s preemptive rights specified in this Article 4 shall automatically and permanently terminate if and when such Investor ceases to hold of record any shares of the Company’s capital stock or any Stock Equivalents.

5.           Gaming Laws.

5.1           Subject to Gaming Laws.  This Agreement is subject to the Gaming Laws.  Without limiting the foregoing, each of the Investors acknowledges that (a) it is subject to being called forward by a Gaming Authority, in its discretion, for licensing or a finding of suitability or to file or provide other information, and (b) all rights, remedies and powers under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required Gaming Approvals (including prior approvals) are obtained from the requisite Gaming Authorities.  Each of the Investors agrees to cooperate with the applicable Gaming Authority in connection with the provisions of such documents or other information as may be requested by such Gaming Authority relating to the Company or to this Agreement; provided, however, that as a condition to such cooperation, the Company shall use its best efforts to seek on behalf of each Investor a confidentiality, privacy or similar order, ruling or treatment by any such Gaming Authority of financial and other personal information provided by an Investor or any Affiliate thereof to any such Gaming Authority, so that such information will not be publicly disclosed or released or otherwise subject to public disclosure or release, whether pursuant to a Freedom of Information Act or similar request.

5.2           Amendment Upon Gaming Noncompliance.  Notwithstanding any other provision of this Article 5, in the event of a Gaming Noncompliance, then each of the parties to this Agreement shall, as soon as is practicable after discovering such Gaming Noncompliance, (a) notify the other parties to this Agreement in writing of such Gaming Noncompliance, including the facts and circumstances giving rise to such Gaming Noncompliance, and (b) use their best efforts to amend this Agreement to effect the rights and transactions contemplated hereby in accordance with relevant Gaming Laws and to the extent permitted by the Gaming Authorities to avoid any Gaming Noncompliance.

5.3           Greenebaum Trust.  Prior to entering into this Agreement, the Company and Stewart J. Greenebaum, LLC, a Maryland limited liability company and an Investor hereunder (“Greenebaum LLC”), have been working with the Company’s regulatory counsel to prepare a trust into which Greenebaum LLC would contribute all rights, title and interest to all debt and equity securities in the Company, and all contractual rights and obligations related thereto (the “Greenebaum Trust”).  The purpose for establishing the Greenebaum Trust is to reduce the disclosures required of Greenebaum LLC and its Affiliates to Gaming Authorities in a manner fully compliant with applicable law.  The Company covenants and agrees to continue to use its best efforts to assist Greenebaum LLC in the completion of the Greenebaum Trust documentation and to seek regulatory approval of such documentation from the Gaming Authorities otherwise requesting compliance with the obligations set forth in Section 5.1 of this Agreement.  Upon the establishment of the Greenebaum Trust in a manner reasonably acceptable to both Greenebaum LLC and the Company, the Company and the Investors hereby consent to the transfer and assignment of all rights, title and interest to all debt and equity securities in the Company, and all contractual rights and obligations related thereto (including the rights and obligations of Greenebaum LLC under this Agreement), from Greenebaum LLC to the Greenebaum Trust, upon execution of a counterpart signature page to this Agreement by the Greenebaum Trust.  Upon execution of such counterpart signature page, the Greenebaum Trust shall be deemed a party to this Agreement and an Investor for all purposes of this Agreement, and Greenebaum LLC shall no longer be deemed a party to this Agreement or an Investor hereunder.  Notwithstanding the formation of the Greenebaum Trust and the preceding sentence, Greenebaum LLC agrees to comply with Section 5.1 in all respects.

6.           Protective Provisions.  For so long as any Investor holds any Nonvoting Securities, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation of the Company) the written consent of each of the Investors:

(a)           liquidate, dissolve or wind-up the business and affairs of the Company, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)           sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(c)           amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers or rights of the Nonvoting Stock;

(d)           create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of Nonvoting Stock or increase the authorized number of shares of any other class or series of capital stock;

(e)           make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(f)           make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(g)           guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; or

(h)           change the principal business of the Company, enter new lines of business, or exit the current line of business.

7.           Schedule A Updates.  Schedule A hereto shall be amended from time to time by the Company’s duly authorized officers to reflect changes thereto, including, without limitation, changes relating to (a) the replacement of Greenebaum LLC with the Greenebaum Trust as an Investor under the terms of this Agreement, (b) the admission of additional Investors, (c) changes to the number of shares of Nonvoting Stock or other shares of the Company’s capital stock held by an Investor, (d) ownership of Nonvoting Stock, and (e) adjustments to the Nonvoting Exchange Price pursuant to Article 2 of this Agreement.

8.           Miscellaneous.

8.1           Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is an Affiliate of a Holder; provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (b) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.2           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflict of law principles.  Any litigation arising out of or related to this Agreement shall be instituted and prosecuted only in the appropriate state or federal court situated in Clark County, Nevada.  Each Party hereby submits to the exclusive jurisdiction and venue of such courts for purposes of any such action and the enforcement of any judgment or order arising therefrom.  Each party hereto waives any right to a change of venue and any and all objections to the jurisdiction of the state and federal courts located in Clark County, Nevada.

8.3           Equitable Remedies.  Each party hereto agrees that it would be impossible or inadequate to measure and calculate the damages from any breach of the covenants set forth in Article 2, Article 4 and Article 7 of this Agreement.  Accordingly, the parties agree that if the Company breaches any of such covenants, the Investors will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision.  The parties further agree that no bond or other security shall be required in obtaining such equitable relief and each party hereby consents to the issuance of such injunction and to the ordering of specific performance.

8.4           Counterparts; Electronic Signatures.  This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same instrument.  Facsimile or other electronically transmitted copies of the signature page hereof (including signature pages sent in PDF format) shall be deemed originals and shall be binding for all purposes.

8.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 8.6.

8.7           Amendments and Waivers.  Except for (a) the replacement of Greenebaum LLC with the Greenebaum Trust as an Investor hereunder pursuant to Section 5.3 of this Agreement, and (b) amendments to Schedule A made pursuant to Article 7 of this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the parties hereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

8.8           Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.9           Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

8.10           Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.11           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12           Represented by Counsel.  Each party to this Agreement acknowledges that such party has been represented by counsel (or has had an opportunity to be represented by counsel) in negotiations for, and the preparation of, this Agreement, that such party have reviewed this Agreement, that such party understands and is fully aware of its contents and of its legal effect, and such party is voluntarily entering into this Agreement upon the legal advice of its counsel.  Each party waives all common law or statutory presumptions to the effect that uncertainties in a contract are interpreted against the party causing an uncertainty to exist.

8.13           Acknowledgment.  The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LIGHTNING GAMING, INC.
a Nevada corporation

By: /s/ Robert D. Ciunci
Name: Robert D. Ciunci
Title: Chief Financial Officer

THE CO-INVESTMENT FUND, II, L.P.
a Pennsylvania limited partnership

By: Co-Invest Management II, L.P.
Title: General Partner

By: Co-Invest II Capital Partners, Inc.
Title: General Partner

By: /s/ Brian K. Adamsky
Name: Brian K. Adamsky
Title: CFO and Treasurer

STEWART J. GREENEBAUM, LLC
a Maryland limited liability company

By: /s/ Stewart J. Greenebaum
Name: Stewart J. Greenebaum
Title: Manager

[Signature Page to Investor Rights Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

Investor	Address and Facsimile	Shares of Nonvoting Stock	Nonvoting Original Issue Price
The Co-Investment Fund, II, L.P.	Five Radnor Corporate Center, Suite 555 100 Matsonford Road Radnor, Pennsylvania 19087 Attention: Brian K. Adamsky badamsky@xacp.com Facsimile: (610) 971-2062	1,000,000	$1.00
Stewart J. Greenebaum, LLC	c/o Greenebaum & Rose Associates 1829 Reistertown Road Baltimore, Maryland 21208-7106 Attention: Stewart J. Greenebaum sgreenebaum@greenebaum-rose.com Facsimile: (410) 337-0412	500,000	$2.00
Stewart J. Greenebaum, LLC	Same as above	1,000,000	$1.00